UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2019

GOLDEN ENTERTAINMENT, INC.

(Exact name of Registrant as Specified in Its Charter)

Minnesota	000-24993	41-1913991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd, Las Vegas, Nevada		89118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 893-7777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GDEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2019, the Board of Directors (the “Board”) of Golden Entertainment, Inc. (the “Company”) unanimously voted to promote Charles Protell to President and Chief Financial Officer of the Company, effective August 12, 2019.

In connection with such promotion, the Compensation Committee of the Board approved an increase to Mr. Protell's annual base salary from $600,000 to $750,000, and the issuance of 100,000 time-based restricted stock units (“RSUs”).  The RSUs granted to Mr. Protell will vest on the fifth anniversary of the grant date provided that Mr. Protell continues to render services to the Company through the vesting date. In the event of Mr. Protell's termination without “cause” or a “constructive termination” (each, a “Qualifying Termination”), in each case within twelve months following a change in control of the Company, the RSUs will vest in full.  In addition, in the event of a Qualifying Termination that occurs outside of the foregoing period, a pro-rated portion of the RSUs will vest based on the duration of the period from the date of grant through the date of termination.  In addition, all of the RSUs will vest in the event Mr. Protell's employment is terminated due to his death or disability.  Mr. Protell's employment agreement will be amended to reflect his promotion and the increase in his annual base salary.  In connection with such promotion, Blake L. Sartini’s title was changed from Chairman of the Board, President and Chief Executive Officer to Chairman of the Board and Chief Executive Officer.

The description of the amendment to Mr. Protell’s employment agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the third amendment to Mr. Protell's employment agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.

Mr. Protell, 44, joined the Company as Executive Vice President, Chief Strategy Officer and Chief Financial Officer in November 2016. Prior to joining the Company, Mr. Protell served as managing director at Macquarie Capital’s investment banking group since May 2011, and as co-founder and a managing director at REGAL Capital Advisors from January 2009 until its acquisition by Macquarie Capital in May 2011. Prior to co-founding REGAL Capital Advisors, Mr. Protell held various investment banking roles at Credit Suisse, Deutsche Bank and CIBC World Markets. Mr. Protell received a bachelor of science degree in commerce from the University of Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC.
(Registrant)

Date: August 7, 2019	/s/ Charles H. Protell
	Name:	Charles H. Protell
	Title:	Executive Vice President, Chief Strategy Officer and Chief Financial Officer